Vertex Energy, Inc. 8-K

Exhibit 10.5

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of March 2, 2022, by and among (1) Vertex Energy Inc., a Nevada corporation (“Parent”), (2) Vertex Refining Alabama LLC, a Delaware limited liability company (“Borrower”), (3) certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), Chambers Energy Capital IV, LP, as a lender (“Chambers”), CrowdOut Capital LLC, as a lender (“CrowdOut Capital”), CrowdOut Credit Opportunities Fund LLC, as a lender (“CrowdOut Credit”, and collectively with Whitebox, Highbridge, BlackRock, Chambers and CrowdOut Capital, the “Initial Lenders” and, together with the Borrower and Parent, each referred to individually as a “Party” and collectively as the “Parties”) and (4) Cantor Fitzgerald Securities (“Cantor”), in its capacity as escrow agent (in such capacity, the “Escrow Agent”).

WHEREAS, this Agreement is being entered into in connection with (1) that certain Commitment Letter, dated as of February 17, 2022 (the “Commitment Letter”) by and among Parent, Borrower and the Initial Lenders and (2) that certain Credit Agreement expected to be entered into by and among Parent, Borrower, the Initial Lenders, Cantor, in its capacity as administrative agent for the lenders (in such capacity, the “Administrative Agent”) and certain other persons, pursuant to which the Initial Lenders shall make certain extensions of credit to the Borrower (the “Credit Agreement”) subject to the satisfaction of the Conditions Precedent;

WHEREAS, pursuant to the Commitment Letter and subject to the satisfaction of the Escrow Funding Condition, the Initial Lenders shall deposit in escrow certain funds, and the Parties wish such deposit to be subject to the terms and conditions set forth herein;

WHEREAS, the Parties desire to provide for the prompt disbursement of funds under the Credit Agreement upon the satisfaction of the Conditions Precedent and the conditions to the occurrence of the Closing Date and, in order to facilitate the same, the Parties desire to enter into this Agreement;

WHEREAS, the Parties wish to appoint Cantor as Escrow Agent and Cantor is willing to accept such appointment and to act as Escrow Agent, in each case upon the terms and conditions of this Agreement;

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Commitment Letter; and

NOW, THEREFORE, in consideration of the foregoing premises and of the representations, warranties, covenants and agreements set forth in this Agreement, the Parties and the Escrow Agent, intending to be legally bound, agree as follows:

1.	Appointment. The Parties hereby appoint Cantor as their escrow agent for the purposes set forth herein, and Cantor hereby accepts such appointment under the terms and conditions set forth herein.

2.	Escrow Account; Funds.

a.	On the Funding Effective Date, and pursuant to the Commitment Letter, each Initial Lender, severally and not jointly, agrees to deposit its Agreed Commitment Amount, net of the Upfront Fee (as defined in the Fee Letter) by wire transfer of immediately available funds, in the account designated by the Escrow Agent and listed on Schedule 1 hereto (the “Escrow Account”). The total aggregate amount to be funded by the Initial Lenders into the Escrow Account is $123,125,000.00 (the “Escrow Amount”).

b.	During the term of this Agreement, the funds in the Escrow Account (collectively, the “Funds”) shall be held by Escrow Agent in one or more non-interest bearing demand deposit accounts and will not be invested.

c.	The Parties intend that each Initial Lender be treated as the owner of the portion of the Funds it funded into the Escrow Account for all purposes including U.S. federal and applicable state and local income tax purposes. The Parties hereby represent to Escrow Agent that to their knowledge there is no tax withholding or information reporting of any kind required by Escrow Agent. Escrow Agent shall have no responsibility for the tax consequences of this Agreement and the Parties shall consult with independent counsel concerning any and all tax matters. The Parties shall provide Escrow Agent Form W-9 and an original Form W-8, as applicable, for each payee, together with any other documentation and information requested by Escrow Agent in connection with Escrow Agent’s reporting obligations under applicable IRS regulations, if any. The Parties agree to assume all obligations imposed now or hereafter by any applicable tax law or regulation with respect to payments or performance under this Agreement and indemnify and hold the Escrow Agent harmless pursuant to Section 8 hereof from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges, if any, that may be assessed or asserted against Escrow Agent.

3.	Disposition and Termination.

a.	Upon the execution and delivery to Escrow Agent by the Borrower and the Initial Lenders of a joint written instruction substantially in the form of Exhibit A-1 annexed hereto (each such written instruction, a “Joint Release Instruction”), the Escrow Agent shall, within one (1) Business Day of its receipt of such Joint Release Instruction (provided such Joint Release Instruction is received by 4:00 pm New York time), release the Funds to the Borrower by wire transfer of immediately available funds to one or more accounts designated by the Borrower in accordance with the instructions set forth therein; provided that the Escrow Agent may assume that any Joint Release Instruction is in compliance with the Commitment Letter without further inquiry.

b.	Upon the execution and delivery to Escrow Agent by either the Borrower pursuant to clauses (a) or (d) of the definition of Termination Date or the Initial Lenders pursuant to clauses (a), (b) or (e) of the definition of Termination Date of a written instruction substantially in the form of Exhibit A-2 annexed hereto (each such written instruction, a “Lender Return Instruction” and, together with the Joint Release Instruction, collectively, the “Release Instructions”), the Escrow Agent shall, within one (1) Business Day of its receipt of such Lender Return Instruction (provided such Lender Return Instruction is received by 4:00 pm New York time), release the portion of the Funds to the Initial Lender that originally funded such amount by wire transfer of immediately available funds to one or more accounts designated by such Initial Lender in accordance with the instructions set forth therein; provided that if neither Joint Release Instructions nor Lender Return Instructions are received by the Escrow Agent by 4:00 pm New York time on April 1, 2022, on the next Business Day the Escrow Agent shall release the respective Funds to each relevant Initial Lender in accordance with such other written instructions provided to the Escrow Agent by such Initial Lender; provided further that the Escrow Agent may assume that any Lender Return Instruction is in compliance with the Commitment Letter without further inquiry.

c.	Following the release of the full amount of the Funds, the Escrow Account shall be terminated, subject to the provisions of Sections 6 and 7.

d.	Notwithstanding anything to the contrary set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Funds must be in writing and executed by the appropriate Party or Parties as evidenced by the signatures of the person or persons signing this Agreement or one of their designated persons as set forth on the Designation of Authorized Representatives attached hereto as Schedule 2 (each an “Authorized Representative”), and delivered to Escrow Agent only by facsimile (as evidenced by a confirmed transmittal to the applicable Party’s or Parties’ transmitting fax number) or as a Portable Document Format (“PDF”) attached to an email only at the fax number or email address set forth in Section 9 below (as may be updated or supplemented). Each Designation of Authorized Representatives shall be signed by a duly authorized officer or representative of the named Party. No instruction for or related to the transfer or distribution of the Funds shall be deemed delivered and effective unless Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 9, and in the case of a facsimile, as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number. Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Funds if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of Escrow Agent. Notwithstanding anything to the contrary, the Parties acknowledge and agree that Escrow Agent may not transfer or distribute the Funds until Escrow Agent has completed its security procedures set forth in this Section 3.

e.	In the event of any Release Instructions, Escrow Agent may confirm such Release Instructions by a telephone call-back or email confirmation to an Authorized Representative of such Party or Parties, or such other method as may approved by the Escrow Agent in its sole discretion. No funds may be disbursed until such confirmation occurs. Each Party agrees that after such confirmation, Escrow Agent may continue to rely solely upon such Release Instructions and all identifying information set forth therein for such beneficiary without an additional telephone call-back or email confirmation. If multiple disbursements are provided for under this Agreement pursuant to any Release Instructions, only the date, amount and/or description of payments may change without requiring a telephone call-back or email confirmation.

f.	The persons designated as Authorized Representatives and telephone numbers and email addresses for the same may be changed only in a writing executed by an Authorized Representative or other duly authorized person of the applicable Party setting forth such changes and actually received by Escrow Agent via facsimile or as a PDF attached to an email. Escrow Agent will confirm any such change in Authorized Representatives by a telephone call-back or email confirmation to an Authorized Representative, or such other method as may be approved by the Escrow Agent in its sole discretion.

g.	Escrow Agent, any intermediary bank and the beneficiary’s bank in any funds transfer may rely upon the identifying number of the beneficiary, the beneficiary’s bank or any intermediary bank included in a Release Instruction provided by a Party or the Parties and, if applicable, confirmed by an Authorized Representative of the appropriate Party. Further, the beneficiary’s bank in the Release Instructions may make payment on the basis of the account number provided in such Party’s or Parties’ instruction and, if applicable, confirmed by an Authorized Representative in accordance with this Agreement even though it identifies a person different from the named beneficiary.

h.	As used in this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable.

i.	Notwithstanding anything to the contrary contained in this Agreement, in the event that an electronic signature is affixed to an instruction issued hereunder to disburse or transfer funds, such instruction may, in the Escrow Agent’s sole discretion, be confirmed by a verifying call-back (or email confirmation) to an Authorized Representative.

4.	Escrow Agent. Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including, but not limited to, any fiduciary duty, shall be implied. Notwithstanding anything to the contrary, Escrow Agent has no knowledge of, nor any obligation to comply with, the terms and conditions of any other agreement among the Parties (other than the Credit Agreement and related documents thereto and for the avoidance of doubt, expressly disclaims knowledge of the Commitment Letter and Fee Letter), Escrow Agent shall not be responsible for determining the meaning of any capitalized term not entirely defined herein, nor shall Escrow Agent be required to determine if any Party has complied with any other agreement or document. Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of Escrow Agent with respect to the Funds. Escrow Agent may conclusively rely upon any written notice, document, instruction or request delivered by the Parties believed by it in good faith to be genuine and to have been signed by an Authorized Representative(s), as applicable, without inquiry and without requiring substantiating evidence of any kind and Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. The Parties shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. The Parties agree to perform or cause to be performed all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder. ESCROW AGENT SHALL NOT BE LIABLE FOR ANY ACTION TAKEN, SUFFERED OR OMITTED TO BE TAKEN BY IT IN GOOD FAITH EXCEPT TO THE EXTENT THAT ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION, WAS THE CAUSE OF ANY DIRECT LOSS TO ANY PARTY. Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. In the event Escrow Agent shall be uncertain, or believes there is some ambiguity, as to its duties or rights hereunder or receives instructions, claims or demands from either Party hereto which in Escrow Agent’s good faith judgment conflict with the provisions of this Agreement, or if Escrow Agent receives conflicting instructions from the Parties, Escrow Agent shall be entitled either to: (a) refrain from taking any action until it shall be given (i) a Joint Release Instruction or Lender Return Instruction which eliminates such ambiguity or conflict or (ii) a final and binding court order issued by a court of competent jurisdiction (it being understood that Escrow Agent shall be entitled conclusively to rely and act upon any such court order and shall have no obligation to determine whether any such court order is final); or (b) file an action in interpleader. Escrow Agent shall have no liability to the Parties or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent. Escrow Agent shall have no duty to solicit any payments which may be due to it or the Funds, nor shall Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, IN NO EVENT SHALL ESCROW AGENT BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF ESCROW AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION, IN EACH CASE OTHER THAN IN THE EVENT OF ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION.

5.	Resignation; Removal; Succession.

a.	Escrow Agent may resign and be discharged from the performance of its duties and obligations hereunder by giving not less than thirty (30) days prior written notice to the Parties, or may be removed, with or without cause, by the Parties at any time by giving not less than fifteen (15) days prior joint written notice to Escrow Agent executed by an Authorized Representative of each of the Parties. Escrow Agent’s sole responsibility after such sixty (60) or fifteen (15) day notice period, respectively, expires shall be to hold the Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by the Parties, or in accordance with the directions of a final court order, at which time of delivery, Escrow Agent’s obligations hereunder shall cease and terminate. If, prior to the effective resignation or removal date, the Parties have failed to appoint a successor escrow agent, or to instruct Escrow Agent to deliver the Funds to another person as provided above, or if such delivery is contrary to applicable law, at any time on or after the effective resignation or removal date, Escrow Agent may either (i) interplead the Funds with a court located in the State of New York or (ii) appoint a successor escrow agent of its own choice. Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of Escrow Agent. Upon the acceptance in writing of any appointment as successor escrow agent, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement.

b.	Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all of the Escrow Agent’s escrow business may be transferred, shall be Escrow Agent under this Agreement without further act.

6.	Compensation; Acknowledgment. Parent and Borrower, agree to, jointly and severally, pay Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered by Escrow Agent pursuant to this Agreement. The Escrow Agent agreed to serve as Escrow Agent in accordance with fee schedule set forth in Schedule 3 attached hereto. Parent and Borrower agree to pay all expenses of the Escrow Agent, including but not limited to the expenses of its counsel. The obligations of Parent and Borrower under this Section 6 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

7.	[Reserved]. [1]

8.	Indemnification and Reimbursement.

a.	Parent and Borrower agree to, jointly and severally, indemnify and hold harmless Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, or reasonable and other out-of-pocket costs or expenses (including reasonable and documented out-of-pocket attorneys’ fees) (collectively “Losses”), resulting directly or indirectly from (i) Escrow Agent’s performance of this Agreement, except to the extent that such Losses are determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final order of a court of competent jurisdiction; and (ii) Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Borrower received in accordance with this Agreement.

b.	The Initial Lenders, on a several basis based on their pro rata share of the Agreed Commitment Amount, agree to indemnify and hold harmless Indemnitees from and against (i) any and all Losses resulting directly or indirectly from Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Initial Lenders received in accordance with Section 3(b) of this Agreement and (ii) to the extent the Borrower and Parent do not promptly reimburse or indemnify the Indemnitees contemplated in clause (a) above, all Losses contemplated under clause (a) above.

c.	The obligations set forth in this Section 8 shall survive the resignation, replacement or removal of Escrow Agent or the termination of this Agreement.

1 Note to Stroock: Please let us know what information Borrower requires from the Lenders other than wire instructions (i.e., tax forms etc.) to pay the lenders ticking fee directly.

9.	Notices. Except as otherwise expressly required in Section 3, all communications hereunder shall be in writing or set forth in a PDF attached to an email, and shall be delivered by facsimile, email or overnight courier only to the appropriate fax number, email address, or notice address set forth for each party as follows:

If to Borrower or Parent:

1331 Gemini Street, #250

Houston, Texas 77058
Attn: Ben Cowart
E-mail: XXXXXXXXX

with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane

New York, NY 10038
Attention: Brian Rogers

E-mail: XXXXXXXXX

If to Escrow Agent:	Cantor Fitzgerald Securities

900 West Trade Street, Suite #725

Charlotte, NC 28202

Attn: Bobbie Young

Phone: (704) 374-0574

Email: XXXXXXXXX

with a copy (which shall not constitute notice) to:

Cantor Fitzgerald Securities

1801 N. Military Trail, Suite 202

Boca Raton, FL 33431
Attention: Nils Horning

E-mail: XXXXXXXXX

with a copy (which shall not constitute notice) to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attention: Nathan Plotkin

E-mail: XXXXXXXXX

If to BlackRock:	c/o BlackRock Financial Management, Inc.

40 East 52nd Street

New York, NY 10022

Attention: Zachary Viders and William Im

E-mail: XXXXXXXXX and

XXXXXXXXX

with a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attention: Lucy Liu

E-mail: XXXXXXXXX

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Attention: Andrew Young

E-mail: XXXXXXXXX

If to Whitebox:	Whitebox Advisors LLC

3033 Excelsior Boulevard, Suite 500

Minneapolis, MN 55416

Attention: Andrew Thau and Parker Tornell

E-mail: athau@whiteboxadvisors.com,

ptornell@whiteboxadvisors.com,

XXXXXXXXX

If to Highbridge:

Highbridge Capital Management, LLC

277 Park Avenue, 23rd Floor

New York, NY 10172

Attention: Damon Meyer

E-mail: XXXXXXXXX

If to Chambers:	Chambers Energy Capital IV, LP.

600 Travis Street, Suite 4700

Houston, Texas 77002

Attention: Rob Hendricks

E-mail: XXXXXXXXX

If to CrowdOut Credit

or CrowdOut Capital:	3001 S. Lamar Blvd.

Suite A-300

Austin, TX 78704

Attention: Alexander Schoenbaum

E-mails: XXXXXXXXX

If to any Initial Lender:	A copy to which shall not constitute notice) to:

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention: Leslie Plaskon

E-mail: XXXXXXXXX

10.	Compliance with Directives. In the event that a legal garnishment, attachment, levy, restraining notice, court order or other governmental order (a “Directive”) is served with respect to any of the Funds, or the delivery thereof shall be stayed or enjoined by a Directive, Escrow Agent is hereby expressly authorized to obey and comply with all such Directives so entered or issued, and in the event that Escrow Agent obeys or complies with any such Directive it shall not be liable to either of the Parties hereto or to any other person by reason of such compliance, notwithstanding such Directive is subsequently reversed, modified, annulled, set aside or vacated.

11.	Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior written consent of Escrow Agent and each other Party, and any assignment in violation of this Agreement shall be ineffective and void. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. To the extent that in any jurisdiction either Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process or immunity from liability, such Party shall not claim, and hereby irrevocably waives, such immunity. Escrow Agent and the Parties further hereby knowingly, voluntarily and intentionally irrevocably waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, public health emergencies, electrical outages, equipment failure, or other causes reasonably beyond its control. This Agreement, any Joint Written Instruction or any Lender Release Instruction or any other directions or certificates delivered to the Escrow Agent from the Parties may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. This Agreement may be executed and transmitted by facsimile or as a PDF attached to an email and each such execution shall be of the same legal effect, validity and enforceability as a manually executed original, wet-inked signature. All signatures of the parties to this Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties each represent, warrant and covenant that (i) each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations; (ii) such Party has full power and authority to enter into this Agreement and to perform all of the duties and obligations to be performed by it hereunder; and (iii) the person(s) executing this Agreement on such Party’s behalf and certifying Authorized Representatives in the applicable Schedule 1 have been duly and properly authorized to do so, and each Authorized Representative of such Party has been duly and properly authorized to take the actions specified for such person in the applicable Schedule 1. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Funds or this Agreement, or any funds deposited hereunder.

12.	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Dealings. Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Parent and become pecuniarily interested in any transaction in which the Parent may be interested, and contract and lend money to the Parent and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Parties or for any other entity.

14.	Termination. This Agreement may be terminated by a written agreement signed by the Parties and Escrow Agent at any time and shall terminate automatically upon the full distribution of the Funds, and all the related account(s) shall be closed, subject to the provisions of Sections 2(c), 6 and 8.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PARTIES
VERTEX ENERGY INC., as Parent

By:	/s/ Ben Cowart
Name:	Ben Cowart
Title:	CEO

VERTEX REFINING ALABAMA LLC, as Borrower

By:	/s/ Ben Cowart
Name:	Ben Cowart
Title:	CEO

[Signature Page to Vertex Refining Alabama LLC Escrow Agreement]

INITIAL LENDERS

Whitebox Multi-Strategy Partners, LP

By:	/s/ Daniel Altabef

Name:	Daniel Altabef
Title:	Deputy Chief Compliance Officer and
Legal Counsel

Whitebox Relative Value Partners, LP

By:	/s/ Daniel Altabef

Name:	Daniel Altabef
Title:	Deputy Chief Compliance Officer and
Legal Counsel

Whitebox GT Fund, LP

By:	/s/ Daniel Altabef

Name:	Daniel Altabef
Title:	Deputy Chief Compliance Officer and
Legal Counsel

Pandora Select Partners, LP

By:	/s/ Daniel Altabef

Name:	Daniel Altabef
Title:	Deputy Chief Compliance Officer and
Legal Counsel

[Signature Page to Vertex Refining Alabama LLC Escrow Agreement]

HIGHBRIDGE TACTICAL CREDIT
MASTER FUND, L.P.,
By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director, Co-Chief Investment Officer

[Signature Page to Vertex Refining Alabama LLC Escrow Agreement]

BLACKROCK DIVERSIFIED PRIVATE
DEBT FUND MASTER LP
By:	BlackRock Financial Management, Inc.,
its manager

By:	/s/ Zach Viders
Name:	Zach Viders
Title:	Authorized Signatory

GCO II Aggregator 2 L.P.
By:	BlackRock Financial Management, Inc.,
its manager

By:	/s/ Zach Viders
Name:	Zach Viders
Title:	Authorized Signatory

[Signature Page to Vertex Refining Alabama LLC Escrow Agreement]

CHAMBERS ENERGY CAPITAL IV, LP
By: CEC Fund IV GP, LLC, its general partner

By:	/s/ Robert Hendricks
Name:	Robert Hendricks
Title:	Partner

[Signature Page to Vertex Refining Alabama LLC Escrow Agreement]

CROWDOUT CREDIT OPPORTUNITIES
FUND LLC

By:	/s/ Alexander Schoenbaum
Name:	Alexander Schoenbaum
Title:	Managing Member

CROWDOUT CAPITAL LLC

By:	/s/ Alexander Schoenbaum
Name:	Alexander Schoenbaum
Title:	Chief Executive Officer

[Signature Page to Escrow Agreement]

ESCROW AGENT
CANTOR FITZGERALD SECURITIES

By:	/s/ James Buccola
Name:	James Buccola
Title:	Head of Fixed Income